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LOGO - MFN                                                          EXHIBIT 99.1

                                  NEWS RELEASE
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Corporate Headquarters          360 Hamilton Avenue       White Plains, NY 10601
                     914.421.6700               www.mfn.com



FOR IMMEDIATE RELEASE



                  METROMEDIA FIBER NETWORK, INC. TO REORGANIZE
                      THROUGH A VOLUNTARY CHAPTER 11 FILING

               COMPANY TO CONTINUE OPERATIONS AND REDUCE EXPENSES

               RETAINS IMPALA PARTNERS AND UBS WARBURG AS ADVISORS


                  NEW YORK, MAY 20, 2002 - Metromedia Fiber Network, Inc. (MFN) (Nasdaq:MFNXE) announced today that it and most of its domestic subsidiaries have filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. The Company will continue to operate without interruption.

                  In conjunction with the filing, MFN has reached an agreement with its senior secured lenders which will enable the Company to fund its operations while it implements its plan to become cash flow positive. The plan includes significant cost reductions through a substantial deleveraging of the Company's balance sheet, the disposal of non-productive properties (including idle data centers or non-essential offices), rejection of burdensome vendor contracts and reduction of personnel. By shedding expenses and focusing on the Company's highest margin operations, MFN expects to quickly stabilize its financial status.

                  "First and foremost, I want to assure our customers that our top-notch service levels will not be compromised by the reorganization process," said John Gerdelman, president and chief executive officer of Metromedia Fiber Network. "Dedication to our customers and their businesses continues as a top priority."

                  "We believe that our core metro-fiber and data center businesses are some of the best assets in the telecommunications industry. However, in growing the business we, along with others in the industry, out-paced the demand and, as a result, are overbuilt. We are committed to taking the painful but necessary steps to ensure stability and long term success for our company. Our objective is to move through Chapter 11 expeditiously and have the "New MFN" emerge with a sound capital structure and operational base, fully positioned to take advantage of market opportunities."


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                  Metromedia Fiber Network Government Services, Inc. was not one
the subsidiaries included in this filing and will continue to operate outside of the Chapter 11 proceeding. MFN also announced that it has hired Impala Partners to assist in the restructuring and UBS Warburg to advise on strategic alternatives.

                  Finally, MFN announced that it had been notified by The Nasdaq Stock Market that as a result of not meeting certain listing criteria, the Company's securities would be delisted effective with the open of business on May 20, 2002.


ABOUT METROMEDIA FIBER NETWORK
------------------------------
MFN is the leading provider of digital communications infrastructure solutions. The Company combines the most extensive metropolitan area fiber network with a global optical IP network, state-of-the-art data centers, award-winning managed services and extensive peering relationships to deliver fully integrated, outsourced communications solutions to Global 2000 companies. The all-fiber infrastructure enables MFN customers to share vast amounts of information internally and externally over private networks and a global IP backbone, creating collaborative businesses that communicate at the speed of light.

Customers can take advantage of MFN's complete, end-to-end solution or select individual components to complement their existing infrastructures. By leasing MFN's metropolitan and regional fiber, customers can create their own, private optical network with virtually unlimited, un-metered bandwidth at a fixed fee. For more reliable, secure and high-performance Internet connectivity, customers can use MFN's private IP network to communicate globally without ever touching the public-switched network. Moreover, MFN's comprehensive managed services enable companies to create a world-class Internet presence, optimize complex sites and private optical networks, and transform legacy applications, all with a single point of contact.

PAIX.net, Inc., a subsidiary of MFN and the original neutral Internet exchange, offers secure, Class A co-location facilities where ISPs and other Internet-centric companies can form public and private peering relationships with each other, and have access to multiple telecommunications carriers for circuits within each facility. One network. One infrastructure. One source.

For more information on MFN, please visit our Web site at www.mfn.com



THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING THE IMPLEMENTATION OF THE PROPOSED RESTRUCTURING AND BANKRUPTCY COURT APPROVAL, AND THE RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. FURTHER INFORMATION ON FACTORS THAT COULD AFFECT THE COMPANY'S FINANCIAL AND OTHER RESULTS IS INCLUDED IN THE COMPANY'S FORMS 10-Q AND 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

MEDIA RELATIONS:                                        INVESTOR RELATIONS:
Kara Carbone                                            Marty Cohen
Metromedia Fiber Network, Inc                           212-606-4389
914-683-6386
kara.carbone@mfn.com